Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the

Securities Exchange Act of 1934 and 18 U.S.C. 1350

The undersigned, the Chief Executive Officer and the Chief Financial Officer of PAETEC Holding Corp., each hereby certifies that, on the date hereof:

1.	The Quarterly Report on Form 10-Q of PAETEC Holding Corp. for the quarterly period ended June 30, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PAETEC Holding Corp.

Date: August 14, 2007	/s/ Arunas A. Chesonis
Arunas A. Chesonis
Chairman of the Board, President and Chief Executive Officer

Date: August 14, 2007	/s/ Keith M. Wilson
Keith M. Wilson
Executive Vice President and Chief Financial Officer